 Carolina Trust BancShares, Inc. holding company for:      Investor Presentation  NASDAQ: CARTMay 2019  Exhibit 99.1

 Caution Regarding Forward-Looking Statements  This presentation prepared by Carolina Trust BancShares, Inc. (the “Company”) includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words “may,” “will,” “should,” “could,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “focused,” “plan,” “potential,” or “project” and similar expressions. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from such forward-looking statements. Such risks, uncertainties, and other factors include, but are not limited to: (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) changes in the short-term interest rate environment; (iii) the inability of Carolina Trust Bank (the “Bank”) to maintain the historical growth rate with respect to its loans or deposits; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) the effectiveness of the Bank’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) adverse conditions in the national or local economies including the North Carolina market, particularly in commercial and residential real estate markets; (vii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (viii) the results of regulatory examinations; (ix) the ability to implement integration plans associated with our recent merger, which integration may be more difficult, time-consuming or costly than expected; (x) risks of expansion into new geographic or product markets; (xi) the ability to achieve the cost savings and synergies contemplated by our recent merger within the expected timeframe, or at all; (xii) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xiii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xiv) risks associated with litigation, including the applicability of insurance coverage; (xv) the vulnerability of the Bank’s network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xvi) the possibility of increased compliance costs as a result of increased regulatory oversight; (xvii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments; and (xviii) risks associated with the Company’s outstanding indebtedness, including the risk that a deterioration in the Company’s financial condition could adversely affect the Company’s ability to make payments of principal and interest on borrowings and cause a default on outstanding indebtedness. Any projections of future results of operations included herein are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. This presentation speaks only as of the date it was given. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this presentation, except as may be required by law. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

 Other Important Information  Non-GAAP Financial MeasuresCertain financial measures we use to evaluate our performance and discuss in this presentation are identified as being “non-GAAP financial measures.” In accordance with the rules of the Securities and Exchange Commission, or the SEC, we classify a financial measure as being a non-GAAP (generally accepted accounting principles) financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of operations, balance sheet, or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures, or other measures that are not non-GAAP financial measures or both. The non-GAAP financial measures that we discuss in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this presentation may differ from that of other companies’ reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this presentation when comparing such non-GAAP financial measures. Tangible common equity, tangible assets, tangible book value per share, and adjusted efficiency ratio are non-GAAP measures generally used by financial analysts and investment bankers to evaluate financial institutions. Readers of this presentation are directed to the reconciliation of non-GAAP measures that is included in the Appendix to this presentation. We believe that these non-GAAP measures are important to many investors in the marketplace who are interested in changes from period to period in common equity, total assets, and book value per common share exclusive of changes in intangible assets, as well as the additional context related to our expense management that the adjusted efficiency ratio provides.

 Headquartered in Lincolnton, NC, near the center of the branch footprintLoans had a Compounded Annual Growth Rate (“CAGR”) of 16.9% from December 31, 2014 to March 31, 2019Deposits had a CAGR of 17.2% from December 31, 2014 to March 31, 2019    Company Snapshot  Company:Ticker (Exchange):Headquarters:Year Established:Full Service Branches / LPOs:Balance SheetAssets:Loans:Deposits:Tangible Common Equity:TCE / TA:Profitability2019 Net Income :2019 ROAA :2019 Net Interest Margin :NPA’s / Assets :TradingStock Price:Market Capitalization:Price / Tangible Book:52 Week High / Low ($):    Carolina Trust BancShares, Inc. / Carolina Trust BankCART (Nasdaq)Lincolnton, NC200011 Branches/1 LPO $621 Million$474 Million$523 Million$64 Million10.41% 1$337,1820.23% 4.09%0.52%$8.65$80.419 Million125.0% 1$9.35 / $7.20  See reconciliation of non-GAAP measures in AppendixNote: Financial data as of or for the period ended March 31, 2019; market data as of May 7, 2019.   Company Overview  45 minutes to Charlotte  50 minutes to Asheville

   5-Year Projected Population Growth    Household Income Detail    Commentary  The markets the Bank currently operates in have a higher projected population growth than the national averageNorth Carolina is consistently recognized as one of the fastest growing and most business-friendly states in the country Core markets are expected to have strong population and income growth The greater Charlotte area provides strong growth opportunities  Attractive Market Demographics  Source: S&P Global Market Intelligence LC, Charlotte Chamber of Commerce, U.S. News and World Report, Forbes  #7 Best Place for Business (2017)  #3 Most Attractive Real Estate Market (2015)  #22 Best Place to Live in the USA  #9 Fastest Growing City in USA (2015)  #9 STEM Job Growth Rate  #2 Growth in Number of Small Businesses  #1 Top Tech Momentum Market  #1 City for Most 1-Way Moving Truck Rentals     Market Accolades  5-Year Projected Growth

CAROLINA TRUST AT A GLANCE

- **Carolina Trust Bank opened December 8, 2000 in Lincolnton, NC, its headquarters**
- **Reorganized into Holding Company August 16, 2016**
  - Parent Company – **Carolina Trust BancShares, Inc.** with headquarters in Lincolnton, NC
    - Subsidiary Bank – Carolina Trust Bank
- **Leadership is well connected to industry**
  - Board/CEO/CFO experience at other and, in some cases, larger financial institutions
  - CEO serves on Charlotte advisory board of the FRB – Richmond and served as Chairman of the North Carolina Bankers Association
  - Chairman served on the North Carolina Banking Commission
- **$10 million subordinated debt issued on October 13, 2016 by the holding company to invest in the bank and redeem outstanding preferred stock of the bank**
- **Eleven full-service offices across six North and South Carolina counties located north and west of Charlotte**
  - Locations in Lincoln County (82,403 pop.), Gaston County (219,154 pop.) and Iredell County (176,269 pop.)
- **Experienced and talented commercial/small business bankers in each market**
- **Core banking system conversion to SilverLake in April 2017 adds flexibility in product design**
- **Online Banking / Mobile Banking / Person-to-Person payments**
- **As of March 31, 2019 the Company had $621 million in assets including $474 million in loans**
  - Funded by $523 million in deposits and $16 million in FHLB advances
  - Supported by $67 million in equity and $10 million in subordinated debt
- **Raised $18.4 million from a capital raise in 2nd quarter 2018**
- **Acquired Clover Community Bankshares, Inc (Clover, SC) in January 2019**

Carolina Trust BancShares, Inc.
6

 Company Highlights

CAROLINA TRUST'S LEADERSHIP TEAM

Executive Leadership

Jerry L. Ocheltree
President & Chief Executive Officer

Jerry L. Ocheltree has served as President and CEO of the Bank since January 2014 and of the Company since August 2016. Jerry has over 30 years of experience, including as the President and Chief Executive Officer of First Bancorp, previously located in Troy, North Carolina. He also held Chief Executive positions with Premier South Bank and First Virginia Bank, both of Wytheville, Virginia. In March 2016, he was appointed to a three year term on the board of directors of the Charlotte Branch of the Federal Reserve Bank of Richmond.

Edwin E. Laws
Chief Financial Officer & Executive Vice President

Edwin E. Laws, CPA and CIA, has been the CFO and Executive Vice President of the Bank since March 2016 and of the Company since August 2016. From 2010 to 2016, Mr. Laws was a Senior Vice President-Finance at First Bank. From 1997 to 2009 Mr. Laws served as CFO of Yadkin Valley Bank and of predecessors Piedmont Bank and Main Street Bankshares.

Richard M. Rager
Chief Credit Officer & Executive Vice President

Richard M. Rager has been the Chief Credit Officer and Senior VP since June 2006 and Chief Credit Officer and EVP since September 2011. From 2001 to 2006, Mr. Rager was a Vice President and senior officer in commercial real estate at Nevada State Bank in Reno, NV. From 1991 to 2001, Mr. Rager was the Senior VP and CCO at First National Bank in Roswell, NM. Mr. Rager has been in banking since 1981, including 4 years of service with the Federal Deposit Insurance Corporation.

Board of Directors*

Name	Experience
Johnathan L. Rhyne Jr.	Chairman of the Board; Partner/Member in the Jonas Law Firm; appointed and served on the North Carolina State Banking Commission. Served four terms in the NC General Assembly, including service as the minority leader.
Scott Craig Davis	President of Gaston Electronics and of Gaston County Dyeing Machine Company.
Jim R. Watson	Associate Professor at University of North Carolina at Charlotte; President of WSRR Consulting; Managing Partner at Silo Investors, LLC; Retired Superintendent, Lincoln County Schools.
Jerry L. Ocheltree	President & CEO, Carolina Trust Bank and Carolina Trust BancShares, Inc.
Bryan Elliott Beal	President & CEO, Carolina Mills, Inc.
Frederick P. Spach Jr.	President and Chief Executive Officer of Carolina Brush Company, Inc. Gastonia, NC.
Ralph N. Strayhorn III	Managing Partner of Cape Point Advisory Partners, LLC; spent the last 35 years as executive officer, board member, and consultant in community banking.

*Rose B. Cummings, previously a board member of Clover Community Bankshares, Inc., has been nominated to serve on the Board of Directors in the Proxy Statement for use at the Annual Meeting of Shareholders on May 21, 2019. She is Vice President and co-Owner of RBC Utililties and Owner of Cummings Communications LLC.

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8

RECENT DEVELOPMENTS

Carolina Trust's commitment to serve its customers well, to operate in a safe and sound manner, and to prepare for future success led to the following accomplishments:

- **February 2017 - Completed construction and relocated Hickory, NC branch to a new building with an attractive and modern branch design in the Viewmont neighborhood**
- **March 2017 - Consolidated Boger City, NC branch into the Main Office in Lincolnton, NC**
- **April 2017 - Upgraded to a more robust core banking system to support continued loan and deposit growth**
- **May 2017 - Converted loan production office in Mooresville, NC to a full-service branch**
- **November 2017 - Opened a loan production office in Salisbury, NC**
- **April 2018 – Common stock offering added $18.4 million to capital**
- **January 2019 – Completed acquisition of Clover Community Bankshares, Inc. (Clover, SC)**
- **Continued balance sheet growth from December 31, 2018 to March 31,2019:**
  Assets increased by 31% to $621 million
  Loans increased by 21% to $474 million
  Deposits increased by 32% to $523 million

Carolina Trust BancShares, Inc.
9

BRANCH FOOTPRINT

Commentary

- Carolina Trust Bank (the "Bank") operated 11 full-service offices across the piedmont and foothills of North and South Carolina.
- The Bank is headquartered in Lincolnton, NC and has the #2 deposit market share with 17.9% of deposits in Lincoln County as of June 30, 2018.
- Lincoln County is located approximately 30 miles northwest of Charlotte, NC – a key growth hub in the Southeast.
- The Bank opened the Lake Lure and Hickory branches in 2015, the Mooresville branch in 2017, and is gaining traction in those markets.
- Long-term growth strategy includes strengthening the Bank's position in current markets and expanding to contiguous markets in and around the Charlotte market.



Branch Office
Lenoir
Morganton
Hickory
Statesville
Newton
Lexington
Thomasville
Salisbury
NORTH CAROLINA
Asheville
Mooresville
Davidson
Cornelius
Kannapolis
Huntersville
Concord
Albemarle
Hendersonville
Harrisburg
Shelby
Gastonia
Mount Holly
Belmont
Charlotte
Kings Mountain
Mint Hill
Matthews
Gaffney
Stallings
Indian Trail
Weddington
Monroe
Fort Mill
Greer
Spartanburg
Rock Hill
Waxhaw
Taylors

City, State	Opened	Total Deposits* as of June 30, 2013	2014	2015	2016	2017	2018	1 Yr Growth (%)	5 Yr CAGR (%)
Lincolnton Main, NC**	Dec-2000	98,691	96,892	127,788	145,981	139,020	149,360	7.4	8.64
Gastonia, NC	Jun-2004	75,754	74,955	77,532	75,215	79,390	83,299	4.9	1.92
Denver, NC	Sep-2004	29,496	26,841	29,221	40,571	30,982	37,956	22.5	5.17
Lincolnton, NC	Sep-2002	14,517	13,449	13,255	12,338	12,480	12,414	(0.5)	(3.08)
Vale, NC	May-1998	14,163	15,072	16,045	16,348	17,018	19,221	12.9	6.30
Forest City, NC	Jul-2013	-	3,632	5,095	14,466	17,599	27,555	56.6	-
Hickory, NC	Mar-2015	-	-	2,984	6,684	17,976	31,551	75.5	-
Lake Lure, NC	Mar-2015	-	-	4,261	11,815	11,891	17,436	46.6	-
Mooresville, NC	May-2017	-	-	-	-	4,881	23,747	386.5	-
Total Carolina Trust		**232,621**	**230,841**	**276,181**	**323,418**	**331,237**	**402,539**	21.5	**11.6**
Clover, SC	Oct-1987						78,513		
Lake Wylie, SC	Dec-2002						36,502		
Pro forma Total							517,554		

* Source: S&P Global Market Intelligence and derived from FDIC Summary of Deposits Report prepared annually as of June 30
** Boger City, NC branch was consolidated into the Main Office in Lincolnton, NC during 2017
Note: Vale office acquired in 2003, Gastonia office acquired in 2009, and Clover and Lake Wylie offices acquired in 2019 from another financial institution.

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10

STRONG MARKET SHARE

Commentary

- Carolina Trust is the #2 bank by deposits in Lincoln County, NC.
- Strong community involvement and brand recognition continue to drive franchise growth.
- The Charlotte market shows great promise for business growth moving forward.
- The Headquarters/Main Office in Lincolnton is located about 30 miles northwest of Charlotte Douglas International Airport. The Gastonia and Lake Wylie offices are within 20 miles of the airport, followed by Denver (Lake Norman) and Mooresville offices, located about 30 miles away.
- Significant recent merger activity creates growth opportunities for banks.

Lincoln County, NC Market Share

	2018				
Institution	Rank	NC Community Bank Rank [1]	Number of Branches	Deposits ($000)	Deposit Market
First Federal Savings Bank of Lincolnton	1	1	4	312,904	25.54
Carolina Trust BancShares Inc.	2	2	4	218,951	17.87
Bank of America Corp.	3	–	2	182,117	14.87
Fifth Third Bancorp	4	–	3	158,252	12.92
Peoples Bancorp of North Carolina Inc.	5	3	3	128,255	10.47
BB&T Corp.	6	–	2	109,425	8.93
First Citizens BancShares Inc.	7	–	2	88,319	7.21
Bank OZK	8	–	1	15,539	1.27
Carter Bank & Trust	9	–	1	8,542	0.70
Woodforest Financial Group Inc.	10	–	1	2,691	0.22
		Market Total	*23*	*1,224,995*	*100.00*

Charlotte MSA Market Share

	2018				
Institution	Rank	NC Community Bank Rank [1]	Number of Branches	Deposits ($000)	Deposit Market
Bank of America Corp.	1	--	59	160,404,809	74.54
Wells Fargo & Co.	2	--	82	31,612,745	14.69
BB&T Corp.	3	--	70	6,235,190	2.90
Fifth Third Bancorp	4	--	39	3,071,930	1.43
First Citizens BancShares Inc.	5	--	45	2,629,906	1.22
SunTrust Banks, Inc.	6	--	29	1,872,262	0.87
South State Corporation	7	--	22	1,572,577	0.73
F.N.B. Corp.	8	--	14	821,196	0.38
Pinnacle Financial Partners Inc.	9	--	9	779,353	0.36
PNC Financial Services Group Inc.	10	--	17	683,838	0.32
Carolina Trust BancShares Inc.	13	2	8	441,012	0.20
Other Market Participants			*122*	*5,063,742*	*2.36*
		Market Total	*514*	*215,188,560*	*100.00*

(1) North Carolina headquartered banks with less than $10 billion in total assets as of June 30, 2018

Note: Deposit data as of June 30, 2018. Carolina Trust BancShares, Inc. data for Charlotte MSA is presented on a pro forma basis which includes Clover Community Bankshares, Inc. branches.

Source: S&P Global Market Intelligence, FDIC, Charlotte Chamber of Commerce

Carolina Trust BancShares, Inc.

11

OPPORTUNITY TO CONTINUE GAINING MARKET SHARE

Commentary

- Significant recent merger activity in North Carolina has facilitated customer, employee, and market share gain in key markets
  - Park National Corporation completed the acquisition of NewDominion Bank on July 1, 2018 and Carolina Alliance Bank on April 1, 2019
  - TowneBank completed the acquisition of Paragon Commercial Corporation on January 26, 2018
  - Select Bancorp, Inc. completed the acquisition of Premara Financial, Inc. on December 15, 2017
  - South State Corporation completed the acquisition of Park Sterling Corporation on November 30, 2017
  - Pinnacle Financial Partners, Inc. completed the acquisition of BNC Bancorp on June 16, 2017
  - F.N.B. Corporation completed the acquisition of Yadkin Financial Corporation on March 11, 2017

2013 Charlotte MSA Market Share

	2013	
Institution	NC HQ Rank	Deposit Market Share
Bank of America Corp.	1	76.95
BB&T Corp.	2	2.57
First Citizens BancShares Inc.	3	0.67
Park Sterling Corp.	4	0.41
Yadkin Financial Corp.	5	0.29
BNC Bancorp	6	0.27
F & M Financial Corp.	7	0.21
CommunityOne Bancorp	8	0.20
First Federal Savings Bank of Lincolnton	9	0.12
NewDominion Bank	10	0.12
Carolina Trust BancShares Inc.	**11**	**0.11**
Paragon Commercial Corp.	12	0.10
Peoples Bancorp of North Carolina Inc.	13	0.09
Premara Financial Inc.	14	0.08
Aquesta Financial Holdings Inc.	15	0.08
Other Market Participants		*17.73*

2018 Charlotte MSA Market Share

	2018	
Institution	NC HQ Rank	Deposit Market Share
Bank of America Corp.	1	74.56
BB&T Corp.	2	2.90
First Citizens BancShares Inc.	3	1.22
F & M Financial Corp.	4	0.25
Carolina Trust BancShares Inc.	**5**	**0.20**
First Federal Savings Bank of Lincolnton	6	0.15
Aquesta Financial Holdings Inc.	7	0.14
NewDominion Bank	8	0.13
Peoples Bancorp of North Carolina Inc.	9	0.10
Uwharrie Capital Corp	10	0.10
First Bancorp	11	0.10
BlueHarbor Bank	12	0.08
Select Bancorp Inc.	13	0.06
HomeTrust Bancshares Inc.	14	0.05
Fidelity BansShares (N.C.) Inc.	15	0.04
Other Market Participants		*19.97*
	Market Total	*100.00*

Note: Deposit data as of June 30th of the respective year; includes banks that are, or were, headquartered in the state of North Carolina.
Carolina Trust BancShares, Inc. data for 2018 is on a pro forma basis that includes Clover Community Bankshares, Inc. deposits.
Source: S&P Global Market Intelligence, FDIC.

Carolina Trust BancShares, Inc.
12

 Strong Balance Sheet Growth    Total Assets ($M)    Gross Loans ($M)    Total Deposits ($M)  CAGR of 19.3% *  CAGR of 20.5% *  CAGR of 16.9% *  Total assets grew at a CAGR of 19.3% from December 31, 2014 to March 31, 2019Gross loans increased by $80.9 million or 20.6% from December 31, 2018 to March 31, 2019 (1)Total deposits increased by $128.3 million or 32.5% from December 31, 2018 to March 31, 2019 (1)Loans/Deposits ratio has consistently remained around 100% from December 31, 2014 to March 31, 2019  Commentary  *Compounded Annual Growth Rate is calculated from 12/31/13 through 3/31/19(1) Includes impact of January 1, 2019 Clover Community Bankshares, Inc. merger.

   Commentary  Loan Composition (As of December 31, 2014 through March 31, 2019)   Gross loans grew at a CAGR of 16.9% from December 31, 2014 to March 31, 2019Increase in total loans outstanding of $80.9 million for the quarter ended March 31, 2019Total 1-4 Family loans have declined from 30.2% of total loans on December 31, 2014 to 22.8% of total loans on March 31, 2019Total Commercial Real Estate (“CRE”) loans have increased from 41.2% of total loans on December 31, 2014 to 49.3% of total loans on March 31, 2019The Company is focused on increasing its Commercial & Industrial (“C&I”) loan portfolio  ($millions)  Loan Composition  Note: Reflects bank level call report dataSource: S&P Global Market Intelligence    Gross Loans ($M)  $244.6  $292.4  $308.5  $474.2  $348.7  $393.3    Yield on Earning Assets (%)  5.09%  4.97%  4.62%  5.11%  4.76%  4.91%

   Commentary  ($ millions)  Total deposits grew at 17.2% CAGR from December 31, 2014 to March 31, 2019Increase in total deposits of $123.7 million or 30.63% from December 31, 2018 to March 31, 2019Jumbo time deposits to total deposits decreased from 35.1% on December 30, 2014 to 22.2% on March 31, 2019Total transaction deposits to total deposits increased from 24.2% on December 31, 2014 to 33.8% on March 31, 2019Management continues to emphasize the importance of core deposit growth as it decreases reliance on brokered depositsBrokered deposits to total deposits have decreased from 11.2% on December 31, 2015 to 3.0% on March 31, 2019  ($ millions)  Deposit Growth  1 Note: Reflects bank level call report data; jumbo time deposits defined as all retail time deposits greater than $100,000Source: S&P Global Market Intelligence  Bank1 Deposit Composition (As of December 31, 2014 through March 31, 2019)     Total Deposits ($M)  $237.2  $284.8  $319.4  $527.4  $340.9  $403.7    Cost of Deposits (%)  0.75%  0.78%  0.79%  0.90%  0.75%  0.91%

 Operating Performance** 2014 – 2018 data is for the calendar years. 2019 Data is for the year-to-date period through March 31, 2019  Return on Average Assets (%)  Return on Average Common Equity (%)  Efficiency Ratio ³ (%)  Net Interest Margin (%)  Includes reversal of deferred tax allowance of $5.4 million.Excluding DTA revaluation of $936,000 in Q4 2017; see Non-GAAP reconciliation in Appendix.Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income; see Non-GAAP reconciliation in Appendix regarding adjusted efficiency ratio.  ²  ²  ¹  ¹

 Profitability Profile* 2015 – 2018 data is for the calendar years. 2019 Data is for the year-to-date period through March 31, 2019   Net Interest Income  ($000 in thousands)  Non-Interest Income  ($000 in thousands)  Yield, Cost and NIM  $16,465

 Capital Adequacy    Commentary  Capital for the Bank exceeded “well-capitalized” requirements for each of the four primary capital levels monitored by state and federal regulatorsThe Bank redeemed all $2.6 million of outstanding preferred stock at par in December 2016 after the Company invested $8.8 million in the Bank’s common equitySource of funds for investment in the Bank was $10 million in subordinated debt that was issued in October 2016The Company completed a stock offering in 2nd Quarter 2018, with proceeds totaling $18.4 million. The Company invested $6.4 million of the proceeds in the Bank and used $3.0 million to repay a secured term loan with Community Bankers’ Bank, Midlothian, Virginia.The Company issued 2.1 million shares and paid $4.3 million in exchange for 100% of Clover Community Bankshares, Inc. stock in January, 2019.   Hold Co. Capital  Bank Level Regulatory Capital  See reconciliation of non-GAAP measures in Appendix* Indicates subsidiary bank ratio  *  *  *  *  5.00%  6.50%  8.00%  10.00%  *  *  *  As of March 31, 2019

 Asset Quality  Nonperforming Assets / Assets (%)  Net Loan Charge-Offs / Average Loans (%)  Loan Loss Reserves / Gross Loans (%)  Nonperforming Loans / Loans (%)

CAPITAL DEPLOYMENT STRATEGIES

Carolina Trust benefited from the additional capital from its second quarter 2018 follow-on public offering in several ways:

- Reduced CRE concentration provides opportunities for growth
- Support continued growth of Carolina Trust franchise through continued hiring of high quality business producers and migration of high quality customers available due to merger activity in North Carolina markets
- Expanded acquisition capacity for potential acquisition opportunities that may be complementary to the business
- Acquired Clover Community Bankshares, Inc. January 1, 2019
- Enhanced trading liquidity and diversify ownership through larger capital base
- Investment of proceeds in overnight funds and in investment grade, interest-bearing securities

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Historical return for shareholders   Note: Market data as of May 7, 2019; total return includes reinvestment of dividends receivedSource: S&P Global Market Intelligence  Five Year Stock Price Performance Versus Index (%)  Five Year Total Shareholder Return Versus Index (%)

 Core markets are expected to have strong population and income growth. The greater Charlotte area provides strong growth opportunitiesNorth Carolina is recognized as one of the fastest growing and most business-friendly states in the country  company Highlights  Experienced management team has developed strong relationships in the communities and markets servedLeadership is well connected to industry – Board/CEO/CFO/CCO have experience at other and, in some cases, larger financial institutions  19.3% total asset CAGR from 12/31/14 through 3/31/1916.9% total loan CAGR from 12/31/14 through 3/31/1920.5% total deposit CAGR from 12/31/14 through 3/31/19  Increased the net interest margin to 4.09% for the quarter ended March 31, 2019, which was 26 basis point higher than 3.83% for the year ended December 31, 2018  NPA’s / Assets decreased 35 basis points to 0.52% at March 31, 2019 as compared to 0.87% at year end 2017

 Appendix

 Financial Highlights  See following pages for reconciliation of non-GAAP financial measuresIndicates subsidiary bank ratio

 Source: S&P Global Market Intelligence, Internal records  Surveying our Markets

 Reconciliation of Non-GAAP Measures  On pages 4 and 18, the presentation refers to TCE / TA as 10.41% and on page 4, the presentation refers to Price / Tangible Book as 125.0% as of May 7, 2019. The components of these non-GAAP ratios are shown below:

 On page 16, the presentation includes a graph of Efficiency Ratios for the years ended December 31, 2014 through March 31, 2019. The Efficiency Ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income. The adjustments to the Efficiency Ratio to arrive at the Adjusted Efficency Ratio (a non-GAAP financial measure) shown for March 31, 2019 are reflected below:  Reconciliation of Non-GAAP Measures

 Reconciliation of Non-GAAP Measures  On page 24, the presentation includes Tangible Book Value Per Share as of December 31, 2014 through March 31, 2019. Tangible book value per share is calculated by dividing tangible common equity by the number of common shares outstanding. The components of this non-GAAP ratio are shown below:

 Reconciliation of Non-GAAP Measures  On page 24, the presentation includes Tangible Common Equity / Tangible Assets as of December 31, 2014 through March 31, 2019. The components of this non-GAAP ratio are shown below:

 Reconciliation of Non-GAAP Measures  In certain places, this presentation includes the 2017 ROAA and ROACE, excluding the DTA revaluation in Q4 2017. The components of these measures are shown below:       Dollar Values in Thousands  Year Ended  December 31, 2017  Net Income    Net Income  $404  Excluding Tax Expense from DTA Revaluation  936        Net Income Excluding DTA Revaluation  $1,340  Average Assets    Average Assets  $390,847  ROAA  0.10%  ROAA - Excluding DTA Revaluation  0.34%  Average Common Equity    Average Common Equity  $29,738  ROACE  1.36%  ROACE - Excluding DTA Revaluation  4.51%

 Reconciliation of Non-GAAP Measures  On slide 24, this presentation includes 2017 Basic Earnings Per Share excluding the DTA revaluation in Q4 2017. The components of these measures are shown below:      Dollar Values in Thousands  Year Ended  December 31, 2017  Net Income    Net Income  $404  Excluding Tax Expense from DTA Revaluation  936        Net Income Excluding DTA Revaluation  $1,340  Weighted Avg. Basic Common Shares Outstanding    Weighted Avg. Basic Common Shares Outstanding  4,655,369  Basic Earnings Per Share  $0.09  Basic Earnings (Excl. DTA Revaluation) Per Share  $0.29

 Reconciliation of Non-GAAP Measures  On slide 24, this presentation includes 2018 and 2019 Basic Earnings Per Share excluding the Merger Expenses and other acquisition related adjustments, net of tax in 2018 and 2019. The components of these measures are shown below: